EXHIBIT 23.2

                          Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement on Form S-8 for the 1997 Stock Option Plan of Ampco-Pittsburgh Corporation of our report dated January 31, 2000, appearing in and incorporated by reference in the 1999 Annual Report on Form 10-K of Ampco-Pittsburgh Corporation for the year ended December 31, 1999.


Deloitte & Touche LLP
Pittsburgh, Pennsylvania
May 23, 2000